Exhibit 99.1

AITX’s RAD-R Acquires 1 Million MAC Addresses

Company to Use 10,000 for First RADCam™ Production Run

Detroit, Michigan, October 23, 2024 — Robotic Assistance Devices Residential, Inc. (RAD-R), a subsidiary of Artificial Intelligence Technology Solutions, Inc. (the “Company”), (OTCPK:AITX) today announced the purchase of 1 million unique MAC addresses. These addresses will be assigned to RADCam units as the Company ramps up production and deployment of its innovative residential security device.

RAD-R’s acquisition of these MAC addresses ensures that each RADCam deployed in the coming months will be equipped with its own secure, identifiable network presence. A MAC (Media Access Control) address is a unique identifier assigned to network interfaces for communications at the data link layer of a network segment. It’s used to identify devices within a network, such as security cameras, computers, or IoT devices, and is typically assigned by the device manufacturer. A MAC address is often written in a format like “00:1A:2B:3C:4D:5E” and is crucial for network communication, ensuring that data gets sent to the correct device on a local network.

“Securing one million MAC addresses marks an important step in our mission to bring intelligent, autonomous security to homes and small businesses across the nation,” said Steve Reinharz, CEO/CTO of AITX and RAD-R. “This purchase supports our expansion and will help ensure that RADCam devices operate securely and efficiently as they scale up to meet growing market demand.”

The acquisition and ownership of these MAC addresses demonstrates that RAD-R has completed full development and retains full control of all code, server and processing operations, all based in the United States. This further reassures RADCam customers that all data processing, storage and communications for RADCam and future devices remain securely within U.S. borders, enhancing privacy, security, and operational efficiency. By maintaining direct oversight of these critical components, the Company guarantees that RADCam’s performance and security features are managed without reliance on third-party, offshore services.

As RAD-R prepares for large-scale deployment of RADCam, the innovative “talking” security camera leveraging AI and LLM technologies, each MAC address will play a key role in streamlining device integration into residential networks, enhancing both security and performance for homeowners. Unlike traditional cameras, RADCam features real-time autonomous interaction and conversational capabilities, powered by AITX’s proprietary AIR™ technology.

The Company noted that it is currently in production of 10,000 RADCam units, with targeted shipments beginning in December 2024. RADCam pre-orders are now being accepted at radcam.ai, providing early adopters the opportunity to be among the first to experience the world’s first talking security camera.

“We’re excited to see RADCam scaling rapidly, and while 10,000 units represent just 1% of the MAC addresses we’ve secured, I look forward to the day when we’ll need to replenish that million as RADCam becomes a ubiquitous presence in homes across the country,” concluded Reinharz.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060

@SteveReinharz